PITTSBURGH & WEST VIRGINIA RAILROAD
                              FORM 10-Q
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BALANCE SHEET

(Dollars in Thousands)

                                               June 30      December 31
                                                 2000           1999

ASSETS
     Rentals receivable under capital lease       $9,150         $9,150
     Cash                                             45             44

                                                  $9,195         $9,194


LIABILITIES and SHAREHOLDERS' EQUITY

     Liabilities:
          Accounts payable and
            accrued liabilities                   $   16         $   23

     Shareholder's equity:

          Shares of beneficial interest, at
            no par value, 1,510,000 shares
            issued and outstanding                 9,145          9,145
          Income retained in business                 34             26

               Total Shareholders' Equity          9,179          9,171

               Total Liabilities and
                 Shareholders' Equity             $9,195         $9,194


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